Exhibit (a)(1)(iv)(b)

Form of Notice of Withdrawal of Tender for Clients of Merrill Lynch Financial Advisors

CPG CARLYLE COMMITMENTS FUND, LLC

NOTICE OF WITHDRAWAL OF TENDER

Regarding Class A Units and Class I Units

of

CPG CARLYLE COMMITMENTS FUND, LLC

Tendered Pursuant to the Offer to Purchase Dated November 1, 2023

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY ON FRIDAY, DECEMBER 1, 2023, AT 12:00 MIDNIGHT, NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Should you wish to withdraw your tender in accordance with Section 5 of the Offer to Purchase, please complete this Notice of Withdrawal and mail or fax it to your Merrill Lynch, Pierce, Fenner & Smith, Inc. Financial Advisor ("Merrill FA"). You are responsible for confirming that this Notice of Withdrawal is received by your Merrill FA. If you fail to confirm receipt with your Merrill FA of this Notice of Withdrawal, there can be no assurance that any withdrawal you may make will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned.

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:
	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/	Date
Print Name of Investor:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/	Date
Print Name of Joint Tenant:

FOR OTHER INVESTORS:

Print Name of Investor:

Signature:
	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/	Date
Print Name of Signatory and Title:

Co-Signatory if necessary:
	(Signature of Owner(s) Exactly as Appeared on Investor Certification)	/	Date
Print Name of Co-Signatory and Title: